Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement of our report dated October 16, 2018 relating to the financial statements of Tidal Royalty Corp. (formerly Tulloch Resources Ltd.) appearing in this Registration Statement.

We also consent to the reference to us under the heading “Statement By Experts” in such Registration Statement.

Independent Registered Chartered Professional Accountants

Vancouver, BC, Canada

October 16, 2018